Exhibit 99.2
Final Transcript
Conference Call Transcript
SWHC — Smith & Wesson Holding Corporation to Acquire Universal Safety Response, Inc.Corporation-Conference Call
Event Date/Time: Jun. 18. 2009 / 5:00PM ET

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Final Transcript

Jun. 18. 2009 / 5:00PM ET, SWHC — Smith & Wesson Holding Corporation to Acquire Universal Safety Response, Inc.Corporation-Conference Call
CORPORATE PARTICIPANTS
Liz Sharp
Smith & Wesson Holding Corporation — VP, IR
Mike Golden
Smith & Wesson Holding Corporation — CEO & President
Matt Gelfand
Universal Safety Response, Inc. — Founder & President
Bill Spengler
Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
CONFERENCE CALL PARTICIPANTS
Cai von Rumohr
Cowen and Company — Analyst
Eric Wold
Merriman Curhan Ford — Analyst
Reed Anderson
D.A. Davidson & Co. — Analyst
Chris Krueger
Northland Securities — Analyst
Rommel Dionisio
Wedbush Morgan — Analyst
PRESENTATION

Operator
Good day, ladies and gentlemen and welcome to the Smith & Wesson Holding Corporation conference call. My name is Yvette and I will be your operator for today’s call. At this time all participants are in a listen-only mode. We will conduct a question and answer session towards the end of the conference. (Operator instructions). I would now like to turn the call over to Ms. Liz Sharp, vice president of investor relations. Please proceed, ma’am.

Liz Sharp — Smith & Wesson Holding Corporation — VP, IR
Thank you and good afternoon. Before we begin the formal part of our presentation, I want to point out that we have prepared and posted to our website some visual materials that we will be using on today’s call. If you are not logged on to our website, I suggest that you do so now. We will be providing a presentation in PowerPoint format, and later on in the call showing you a video. Our website is located at www.Smith-Wesson.com.
Let me also share with you that what we are about to say as well as any other questions we may answer could contain predictions, estimates and other forward-looking statements. Our use of words like project, estimate, forecast and other similar expressions is intended to identify those forward-looking statements. Any forward-looking statements that we might make represent our current judgment on what the future holds. As such, those statements are subject to a variety of risks and uncertainties. Important risk factors and other considerations that could cause our actual results to be materially different are described in our securities filings, including our forms S-3, 10-K and 10-Q. I encourage you to review those documents.
A replay of this call, including our visual presentations, can be found on our website later today. This conference contains time-sensitive information that is accurate only as of the time hereof. If any portion of this presentation is rebroadcast, retransmitted or redistributed at a later date, we will not be reviewing or updating the material content herein. Our actual results could differ materially from these statements.

Final Transcript

Jun. 18. 2009 / 5:00PM ET, SWHC — Smith & Wesson Holding Corporation to Acquire Universal Safety Response, Inc.Corporation-Conference Call
Our speakers on today’s call are Mike Golden, President and CEO of Smith & Wesson; Bill Spengler, Executive Vice President and Chief Financial Officer of Smith & Wesson; and Matt Gelfand, President of Universal Safety Response.
And with that, I’ll turn you over to Mike.

Mike Golden — Smith & Wesson Holding Corporation — CEO & President
Thank you, Liz, and thanks, everyone, for joining us on such short notice.
Today, I am happy to report some exciting news for Smith & Wesson. Let me walk you through the agenda. First, I’ll recap our fourth-quarter performance for you and provide some highlights. Then we’ll take you through the details of our acquisition of Universal Safety Response, a very exciting company we’ll introduce you to today. After that we’ll open up the call for questions from our analysts. We have a lot to cover, so let’s get started.
As you know, our core strategy is twofold. Number one is to grow our firearms business; number two, to diversify into new businesses that align with our safety and security strategy while providing a platform for entry and growth in new, non-consumer markets. Today I have two very important messages for you. First, we continued to deliver on the first part of our strategy with very solid results in our firearms business. Second, we are also delivering on the second part of our strategy with today’s announcement of the acquisition of Universal Safety Response, or USR.
USR is a very exciting company in a fast growth security market and one which brings us a unique business model, future growth, a great management team, exciting products and minimal dilution.
Before we get into details of USR, I want to share with you some highlights from our performance for the fourth quarter of fiscal 2009, which ended April 30 of this year. While we will issue those full results and conduct our regular earnings call next Monday evening, we want to convey today that the underlying business remains very strong.
As you can see, we set a new record for annual revenue for fiscal 2009. Fourth-quarter revenue of $99.5 million was 20% over the revenue from the fourth quarter the year before. Clearly, we continued to capitalize in the fourth quarter on the recent very strong demand for our pistols, revolvers and tactical rifles. By the end of the fourth quarter our backlog grew to over $200 million. Gross profit margins in the fourth quarter improved to 31%, and we continued to build strength on our balance sheet with a cash position that rose to nearly $40 million, and that does not include the $35 million in proceeds from an offering we conducted in May of this year.
Again, we’ll provide more detail on our fourth-quarter and full-year performance on our call Monday evening. For now, these results make it clear that we continue to deliver growth in our core firearms market.
It’s against this backdrop of solid execution that we are able to pursue and execute opportunities for new and diversified forms of growth.
Now, let me tell you a little bit about USR. USR is a company that has developed some of the most advanced perimeter security technology in the world, and it can be best defined as a provider of total perimeter security solutions. USR was founded by Matt Gelfand in 1994. Matt had a vision, and that vision was to develop a barrier product that would surpass all others by delivering features found nowhere else in the marketplace. Since then, he has made that vision a reality and in the process has evolved USR into a broad-based integrated security systems solution company that is unrivaled in its capabilities. Matt is with us on the call today, and in a moment he’ll take you through the USR story.
In addition to developing world-class, innovative perimeter security products, USR has developed a unique business model that delivers all facets of facility perimeter security, from products to engineering design to project and construction management and full installation and maintenance. USR has developed this model so efficiently that there is effectively no other competitor that delivers to industrial and government customers this level of streamlined, state of the art integration.
The company’s flagship product, the GRAB barrier, which we will show you today, is the leader in its market and is the only barrier system to simultaneously meet a variety of governmental standards. It is around this core product that USR has built its integrated business model and built a customer base and product pipeline that places it at a unique inflection point in the company’s history.

Final Transcript

Jun. 18. 2009 / 5:00PM ET, SWHC — Smith & Wesson Holding Corporation to Acquire Universal Safety Response, Inc.Corporation-Conference Call
At this point I want to turn the call over to Matt Gelfand. Matt is the founder and president of USR, and I’m pleased to welcome him to our call today and to Smith & Wesson. He’s going to walk you through the features of the GRAB system and show you a remarkable video. In addition, Matt will be joining us in our question and answer session right after the prepared remarks.
Welcome aboard, Matt.

Matt Gelfand — Universal Safety Response, Inc. — Founder & President
Thank you, Mike. I’m excited about joining the Smith & Wesson team. The proud history of Smith & Wesson, combined with the exciting growth of USR, is a compelling story that creates a tremendous opportunity for our combined companies both domestically and around the world. On behalf of all of us that USR, we look forward to teaming up with everybody at Smith & Wesson and creating a very exciting future in the safety and security markets.
Now let me tell you about USR. The tragedy of September 11 marked a turning point in our nation. It provided a catalyst for both industrial and governmental organizations to view facility security in an entirely new way. In the immediate aftermath of 9/11, organizations rushed to find short-term solutions to facility security, often settling for concrete barriers or even large vehicles such as dump trucks in order to control access to high-security buildings.
In the years that immediately followed, organizations began to seek a more strategic approach to security, looking for options that provided full integrated access solutions. USR responded with the development of the unique GRAB barrier system and assisted in the development of access control point standards that serve as the basis for delivering the company’s current portfolio of fully integrated security solutions.
By 2004 USR had fully developed the GRAB system and secured its position as an industry leader. It was the only vehicle barrier to meet the State Department, FHWA and Department of Defense certification standards. Today USR operates with a unique business model which integrates engineering design, a full portfolio of best of breed products sourced both internally and externally and installation and maintenance expertise including construction management on security facility projects.
As a result of this unique business model, USR revenue is fairly evenly divided between its products and services offerings. As its reputation builds, USR is often called upon to address increasingly broad security projects that demand not just a broad portfolio base of products but specialized expertise and service support as well. USR’s product revenue is derived from a variety of perimeter security products, some developed internally, others outsourced by providers. These include canopies over secured entry points, prefabricated security buildings such as guard houses, electronic monitoring devices that gauge speed and direction of approaching vehicles and a variety of fixed, portable and active barrier systems, including the GRAB barrier system.
The GRAB system is a unique active barrier product that has a number of benefits which make it superior to other options. Perhaps the most important feature is that the GRAB has the shortest, less likely to be lethal stopping distance of any barrier on the market. This is important since over 90% of barrier collisions are accidental in nature, yet often those collisions are fatal to the driver. The GRAB changes that dynamic profoundly. To demonstrate this we’re going to show you a short video.
Before we begin the video, let me just highlight that we are going to show the GRAB barrier in a real world application so you can see how the barrier operates. Then, we have a crash test video showing a 15,000-pound vehicle impacting the net at 50 miles an hour as well as a comparison video which shows the same crash test only using traditional fixed barriers and a 15-foot high concrete wall and fixed bollards.
So let’s run the video, please. What you are looking at is a GRAB barrier system in the down position at a military facility with all different style vehicles driving over it. It blends into the roadway. Here, the barrier system comes up in about 1.5 seconds and can allow vehicles in and out of the facility without any interruption.
This is the crash test with the 15,000-pound truck impacting the net system at 50 miles an hour. What you see here is a vehicle afterwards that has been incapacitated, yet the entire passenger compartment is unaffected. The barrels of dirt or sand, which can be a hazardous material in the back of the vehicle, are still in place. You will see an individual get in the vehicle, be able to sit in the driver’s seat. The door still functions, and this is the inside of the cab after impact with the net system, which put over 1 million pounds of pressure per square inch on the vehicle.
There’s absolutely no deformation whatsoever to any portion of the passenger compartment. There’s not another barrier system in the world that can achieve that.

Final Transcript

Jun. 18. 2009 / 5:00PM ET, SWHC — Smith & Wesson Holding Corporation to Acquire Universal Safety Response, Inc.Corporation-Conference Call
As you see here, the picture on the left shows the same truck impacting a bollard system, and the vehicle is completely destroyed. On the right, it would be impacting a GRAB system. On the left in that video, it impacts a wall, and you can see the hazardous material would be ejected over the wall. But with the GRAB system, all of the material stays in place.
Now let’s return to the slides. USR has amassed an extensive customer list that includes large, recognized Fortune 500 corporations and all four of the major military branches. Several of these customers specify USR products by name as either a preferred product or a product of choice. USR is currently a unique inflection point in its business, driven by the increasing demand for integrated security solutions and fueled by its ability to deliver the unique business model that we’ve reviewed today. As a result, the company has delivered accelerating growth over the past two years and is on track to deliver significant future growth in both revenues and EBITDA for the foreseeable future.
It should be noted that, while calendar 2009 revenue is expected to be approximately $50 million, we have approximately $100 million in purchase orders that are in process currently. This means that a majority of revenues into calendar year 2010 are already secured.
The security market is sizable and can be defined in many ways. By taking USR’s list of current customers and combining it with near-term potential clients with whom we are in discussions, we estimate the current near-term market to be approximately $1.5 billion and growing. This does not include other potential domestic customers or any of the opportunities we see with international customers.
The USR model presents a number of drivers to future growth. The potential future business that exists with current customers is sizable, as I mentioned. The company also maintains a robust product pipeline that will build upon its existing IP portfolio into the future. USR has frequent opportunities to expand its scope of service with customers as the company is increasingly called upon to deliver more complex integrated systems.
Lastly, its affiliation with Smith & Wesson will provide it a measure of name recognition as it explores new domestic markets such as transportation and ballistics and when it eventually explores international markets where the Smith & Wesson brand is strong as well.
With that, I’m going to turn the call over to Bill Spengler, Smith & Wesson’s CFO, to take you through the highlights of the transaction. Bill?

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
Thank you, Matt. In this merger Smith & Wesson will pay up to 9.7 million shares and up to $26.2 million in cash to USR shareholders.
Beginning with the portion of the price that’s due at closing, we will be initially providing 5.6 million shares plus enough cash to assure that the up-front consideration on a total cash and cash equivalent basis is $52.5 million. This cash true-up component is adjusted as long as the 10-day average trading price of our stock in advance of closing is no lower than $4.70 and no higher than $7.80. In the event the price is lower than $4.70, the USR shareholders accept the risk in that they receive no further incremental cash. In the event that Smith & Wesson stock has traded higher than $7.80, Smith & Wesson cannot continue to reduce the cash component below $8.8 million.
Turning to the consideration that is post closing, the remainder of the shares are tied to USR’s calendar year EBITDA performance in 2009 and 2010. There is a total of 2,040,000 shares potentially distributed to USR shareholders based on calendar year 2009 EBITDA and the remaining amount of an additional 2,040,000 shares available based on 2010 EBITDA performance.
Regardless of calendar year 2009 results, all 4,080,000 shares can be earned if calendar year 2010 EBITDA exceeds $15 million. For accounting purposes, our share count for fully diluted earnings per share purposes will increase each fiscal year and possibly in interim quarters as the incremental 4.1 million shares are earned, as I just outlined.
In the current year, which ends April 30, 2010, the acquisition will be immediately accretive purchase accounting impacts on a per-share basis and approximately breakeven per share on a US GAAP basis. The acquisition is expected to be accretive to EPS on a US GAAP basis in future periods, and there are agreements in place which help assure the ongoing involvement of the key members of USR’s management team, for whom we have developed a high regard and a great deal of respect. Last, due to the essentially stand-alone operation of this new Smith & Wesson business, we expect that the level of integration required will be minimal.
In this chart we show the outcomes of the price structure under two different 10-day price averages prior to closing, $5 and $7. As you look down the first column, entitled at closing, you will see that we maintain the same total price of $52.5 million, but the cash being paid changes

Final Transcript

Jun. 18. 2009 / 5:00PM ET, SWHC — Smith & Wesson Holding Corporation to Acquire Universal Safety Response, Inc.Corporation-Conference Call
depending on the price of the stock. We then show an example of possible EBITDA results for USR in calendar years 2009 and 2010. If USR were to achieve $9 million in calendar year 2009 EBITDA, a result we see as reasonable, then based on that outcome, 1.2 million of the 2,040,000 shares would be distributed after receipt of these audited results. If in calendar year 2010 USR were to earn $15 million in EBITDA, a result we also see as achievable, then the balance of the 4,080,000 shares, approximately 2.9 million shares, would have then been earned.
By valuing the stock in these two examples at $5 or $7, we show a purchase price multiple of EBITDA in the range of between 6.5 and 6.7 by the end of this current calendar year and around five times EBITDA by the end of calendar 2010. As we are also assuming approximately $7 million of shareholder debt at closing, you may wish to add that to the purchase price if it is your preference to look at price multiples on a total enterprise basis.
Now let’s take a look at how this acquisition helps Smith & Wesson to diversify its revenue base. As Mike has consistently indicated, it is our long-standing strategy to diversify the revenue and earnings base of the company from its heavy historical reliance on the retail channel and the firearms product category toward professional and non-consumer categories of products and services. As you see, today we are 83% operating through consumer channels and 93% weighted in the firearms category.
The effect of the USR acquisition by fiscal year 2011, the first full year following the acquisition, is to increase our professional or non-retail revenue component to 37% and increase our non-firearms revenue base to being close to one third of the total company. It should be noted that the 2011 numbers in this chart do not incorporate any potential revenue from an M-4 or an M-9 contract.
That concludes my prepared remarks, so I’d like to now turn this back over to Mike.

Mike Golden — Smith & Wesson Holding Corporation — CEO & President
Thanks, Bill. Before we open it up for questions, let me summarize for you why the acquisition of USR is a great opportunity for Smith & Wesson.
USR provides us with a solid platform upon which we can grow a security-related business for the future. USR has developed and profitably built a recognized brand name in the security space, developed a differentiated product and established a unique business model with a very high growth place market for security and security systems. In addition, and as Bill has explained, the USR acquisition provides Smith & Wesson with healthy diversification into the professional markets, yet it is EPS cash accretive in the current year and EPS GAAP accretive in the first full year inside Smith & Wesson.
We are in the process of scheduling an industry day, which we plan to hold at the NASDAQ Stock Exchange in New York in early to mid July. Matt and his team will be there, and will have a demonstration of the GRAB product. We’ll share details as they are finalized.
Now, with that, I’d like to open the call up for questions from our analysts.
QUESTION AND ANSWER

Operator
(Operator instructions) Cai von Rumohr, Cowen and Company.

Cai von Rumohr — Cowen and Company — Analyst
So, Mike, what are the synergies you see here between your two products? Your expertise is really in selling through the consumer channel. You’ve done a great job of developing the military. It would look like this product, while it may be benefiting from your name, recognition, really is sold through different channels.

Mike Golden — Smith & Wesson Holding Corporation — CEO & President

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Jun. 18. 2009 / 5:00PM ET, SWHC — Smith & Wesson Holding Corporation to Acquire Universal Safety Response, Inc.Corporation-Conference Call
Well, there’s a number of reasons we think there are some synergies with these businesses, Cai. You’re right; they are sold through different channels. But on the professional side of the business, as you’ve said — and I appreciate the comment — we’ve done well establishing ourselves with the military, USR has also a big opportunity to continue to grow their business on military bases all around the world, quite honestly. We have a military advisory council made up of a few very credible retired four-star generals who certainly have the ability to help us find our way through to some of the different Pentagon facilities — Army, Navy, Air Force, Marine facilities — globally.
The brand name does help also with just the legacy. We’ve been around 157 years. So, as they go into other markets looking to establish themselves, they have the best product in the world. The Smith & Wesson brand brings some credibility and longevity to the company going in the door.
And lastly, and we haven’t talked about — not lastly; there’s a number of areas. We haven’t talked about it today, but there are a number of products under development at USR that have a lot of impact on the law enforcement business. So certainly, Smith & Wesson’s legacy in the United States and globally with law enforcement agencies will help accelerate the growth or certainly at least get audiences with those customers to be able to demonstrate their product. And again, we think it’s the best product in the world.
So we think there are a lot of business synergies, not necessarily manufacturing synergies or things like that. But just certainly as far as trying to leverage the position of both businesses, USR has done a great job establishing themselves as a security company, and Smith & Wesson is a company that has been around for 157 years and has established themselves as a safety, security, protection and support company. So we think there’s a number of synergies that way.

Cai von Rumohr — Cowen and Company — Analyst
Okay, great, and a question on the numbers. You mentioned it would be — and I missed some of it because there was a problem with the webcast. But could you give us some help and just what is the depreciation, approximately, in ‘09 and ‘010, from USR, and the approximate purchase amortization you are assuming for this model?

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
Well, we gave you the EBITDA forecast but we are (technical difficulty) break down the specifics of interest access, depreciation and amortization. So I would use in a model numbers we supplied. Part of the reason that we are going to be around breakeven, even in our current fiscal year on this, is due to the fact that there’s not a great deal of amortization in our purchase accounting entries. It’s largely a goodwill base.

Operator
Eric Wold, Merriman Curhan Ford.

Eric Wold — Merriman Curhan Ford — Analyst
Just a couple of questions on their business model relative to yours. What is — you talked about the $100 million of purchase orders. What’s the typical lead time between getting an order and delivering it? How much visibility do we have in the cycle? And what does an average order size look like?
And then lastly on that, you talked about wanting to go international. Are there any restrictions at all of selling these products internationally, getting approval or anything like that, or are they completely freely sold internationally?

Mike Golden — Smith & Wesson Holding Corporation — CEO & President
Matt, why don’t you answer that?

Matt Gelfand — Universal Safety Response, Inc. — Founder & President

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Jun. 18. 2009 / 5:00PM ET, SWHC — Smith & Wesson Holding Corporation to Acquire Universal Safety Response, Inc.Corporation-Conference Call
Sales cycle or getting the order into revenue just varies based on the project. It could be anywhere from a month up to six, seven months. In some cases it (technical difficulty) order size is going to be somewhere around $2.5 million to $4 million, is going to fall into the average order size. And as far as selling internationally, obviously we have guidelines to follow from the US government. But we follow those guidelines and are free to sell to allies as we see fit.

Eric Wold — Merriman Curhan Ford — Analyst
Thank you, and last question, kind of a follow-up on Cai’s before, I’m not sure how much guidance you are giving here. But to help with the model, what should we think about in terms of gross margin percentage for this business and maybe an operating expense level?

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
Well, we are trying to kind of stick with giving the numbers that we’ve outlined already. But I would say that it really varies; it’s a range of products and services. But on a blended average the gross profit margin [there may be] 35% to 40% (technical difficulty) (inaudible).

Eric Wold — Merriman Curhan Ford — Analyst
I apologize; it broke up a little bit. 35% to 40%?

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
Yes, on a blended average.

Eric Wold — Merriman Curhan Ford — Analyst
Perfect. Thank you, guys, and congratulations.

Operator
Reed Anderson, [Smith & Wesson].

Reed Anderson — D.A. Davidson & Co. — Analyst
I don’t think I’m working for Smith & Wesson yet. Mike, this clearly fits your strategic view of the company. And since you’ve always laid out safety, security, protection, support, etc. — but just from a timing standpoint, why does it makes sense now? What did you see? Was it the numbers? Was it just you are seeing the ramp in their business? Give us a sense for why today it makes more sense than ever for you guys, with this deal.

Mike Golden — Smith & Wesson Holding Corporation — CEO & President
Well, welcome to the company, Reed. We’re glad to have you, first of all. We’ve been looking at businesses to diversify the company for the last — I’ve been here 4.5 years now, and almost I’ll say for four years. We’ve looked at a lot of different businesses that are law enforcement products, homeland security products and defense products as it relates to the foot soldier.
We really like what we found at USR. It’s a terrific management team. You guys will get to meet these guys — very knowledgeable. Their product is the best product in the world. They really — and what it gives us is a platform, and we’ve been looking for platforms that we could grow off of and continue to make larger businesses.

Final Transcript

Jun. 18. 2009 / 5:00PM ET, SWHC — Smith & Wesson Holding Corporation to Acquire Universal Safety Response, Inc.Corporation-Conference Call
We see a lot of products. People come to Smith & Wesson with a lot of items, and they want us to buy the item or they want us to market the item with them or something. And that’s a problem for us because an item gets lost. So we have been very, very consciously looking for a platform. And we think perimeter security is a good beginning of a platform for all facility security, inside and outside the building, all around the perimeter, cargo security. You name it, there’s just a lot of places this business could go. It’s a very big market, and it’s a global market.
Why now is, we were fortunate enough to get to know the team at USR. As we look at their numbers, we think it’s at an inflection point. And look around at the state of the world; it’s certainly not getting — would anyone — I don’t think anyone could call it safer. So you look at their products that they have, the pipeline of new products that are in expanded categories that they have behind the GRAB system and the other products they install today. We think it’s the perfect time for the two companies to come together, marshal resources together and take advantage of the market opportunity.

Reed Anderson — D.A. Davidson & Co. — Analyst
That makes a lot of sense, that’s very helpful. And Matt, just expanding on Eric’s question, you talked about timing and that was very helpful, and order size, etc. Is there any seasonality to your business, number one? And then, secondly, new products, etc. — if you look at those growth targets that you’re going to be shooting for and Bill laid out, is a lot of that — can that be done with the products you have today, or does that encompass you also introducing a lot of new product to get to those types of numbers?

Matt Gelfand — Universal Safety Response, Inc. — Founder & President
Reed, good questions. As far as seasonality, we really don’t see a seasonality. We are sort of evenly spread out throughout the year, just based on the nature of what we do and the large geographic spread of what we do in terms of services. Where we are doing stuff may vary, based on the weather conditions of what it is outside from the services point of view, but that’s really about it.
And as far as the projections that we mentioned today on the call, those involve the current product line. They do not include involving any of the R&D projects or products that we have coming out.

Reed Anderson — D.A. Davidson & Co. — Analyst
And, Bill, I wouldn’t want to forget you. You gave good projections. You probably don’t want to give exact numbers, I’m sure, until the deal is done and sealed. But can you give us a sense where, if you are expecting to do $50 million in this calendar year, what did they do last year in a calendar year, both from a revenue and EBITDA point?

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
I think it is in — I want to be clear, it’s on one of the charts. But yes; what I can tell you is, last year, their calendar year was $23 million and the preceding year was $7 million. And if you go to EBITDA, toward the end of ‘07 is when they cross breakeven. And so they had a $2 million positive EBITDA in ‘08. So now they are just starting to cross into critical mass revenue numbers.

Reed Anderson — D.A. Davidson & Co. — Analyst
And I don’t have the slides in front of me; I’m out of the office. I appreciate that. I think that’s it for me. Best of luck.

Mike Golden — Smith & Wesson Holding Corporation — CEO & President
Hey, Reed, the presentation will stay up on the website, right Liz?

Liz Sharp — Smith & Wesson Holding Corporation — VP, IR
Yes.

Final Transcript

Jun. 18. 2009 / 5:00PM ET, SWHC — Smith & Wesson Holding Corporation to Acquire Universal Safety Response, Inc.Corporation-Conference Call

Mike Golden — Smith & Wesson Holding Corporation — CEO & President
Yes, it will be up there, so you can circle back and check that.

Reed Anderson — D.A. Davidson & Co. — Analyst
I will come back to that tonight when I get back, thank you very much.

Operator
Chris Krueger, Northland Securities.
Chris Krueger — Northland Securities — Analyst
Exciting news here. I missed a little bit of your last answer, but did you indicate that the recent historic sales numbers were available on the presentation? I’m on the telephone, so I’m not on the —

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
Yes, it is.

Chris Krueger — Northland Securities — Analyst
It is? Okay.

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
I’d be happy to [redo some], but it’s up there. You be able to pick it up.

Chris Krueger — Northland Securities — Analyst
Liz just sent me, it looks like, a 29-page document. I think that’s it.
In this business, have you had any 10% type of customers that we should be aware of?

Mike Golden — Smith & Wesson Holding Corporation — CEO & President
Matt, do you want to answer that?

Matt Gelfand — Universal Safety Response, Inc. — Founder & President
Sure. No; we have no individual customers that represent 10% or greater of our revenue stream.

Chris Krueger — Northland Securities — Analyst
Okay. And then as far as — I know you have kind of the world-leading products out there. But do you have a lot of patents and patent protection around these products?

Final Transcript

Jun. 18. 2009 / 5:00PM ET, SWHC — Smith & Wesson Holding Corporation to Acquire Universal Safety Response, Inc.Corporation-Conference Call

Matt Gelfand — Universal Safety Response, Inc. — Founder & President
We have a lot of patents. We do all of our patents both domestically and internationally, and we are constantly developing and filing new patents as part of our IP portfolio.

Operator
Rommel Dionisio, Wedbush Morgan.

Rommel Dionisio — Wedbush Morgan — Analyst
Given this kind of expected growth or anticipated growth, could you just walk us through the level of infrastructure investment you may need to make to get from $50 million to $100 million? And, given the fact that you’re doubling every year, you take it past that in the subsequent years. Are you going to require a significant CapEx or new facilities? Or can 110 employees, additional employees, handle that kind of growth? Can you maybe walk through what’s going to be needed in the next few years?

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
I’ll let Matt comment as well. But first of all, it’s not 100% variable, so there are fixed and variable components of what need to be added. A lot of the growth will come on the installation side as they’re just installing more of these projects in different parts of the country and expanding the footprint of the business.
They have a very strong training program. They have a good program relative to hiring folks. They have very well planned out over the next two to three years the number of people needed to accomplish the projects that are underlying the revenue numbers, and those are built into the EBITDA numbers that we’ve shown you.
So, without going number of heads on a quarterly basis or something like that, I would say that there’s — and I’ll let Matt comment as well — I would say that the efficiency and the business is increasing all the time. They are extremely focused on the growth opportunity, but the demands of the growth as well and the headcount and the nature of the headcount necessary to ensure that they can handle that kind of growth effectively.
Matt, would you like to add anything?

Matt Gelfand — Universal Safety Response, Inc. — Founder & President
I think you covered it sufficiently, Bill, there. The company is going to be able to do it. We have the infrastructure in place. We operate out of the Franklin offices, and the technical skills are in-house and we’re able to perform to those levels.

Rommel Dionisio — Wedbush Morgan — Analyst
And just one final question, and I may have missed this, but did you disclose if there was going to be any sort of one-time integration charges, perhaps nonrecurring, and the magnitude of those charges, if any?

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
We did not. There are no large-magnitude, one-time integration charges.

Operator
(Operator instructions). With no further questions in the queue, I would now like to turn the call back over to CEO, Michael Golden, for closing remarks. You may proceed, sir.

Final Transcript

Jun. 18. 2009 / 5:00PM ET, SWHC — Smith & Wesson Holding Corporation to Acquire Universal Safety Response, Inc.Corporation-Conference Call

Mike Golden — Smith & Wesson Holding Corporation — CEO & President
Thank you, everyone, for joining us on such short notice for this exciting announcement. This is a really cool company.
Please join us on Monday for our regular earnings call. We’ll see you then. Thanks, everyone.

Operator
Thank you for participating in today’s conference. This concludes the presentation. You may now disconnect. Have a great day.

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